As filed with the Securities and Exchange Commission on December 14, 2016
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

ACCRETIVE HEALTH, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________

Delaware	02-0698101
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

401 N Michigan Avenue, Suite 2700 Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)
______________

Second Amended and Restated 2010 Stock Incentive Plan
(Full Title of the Plan)
______________________

Daniel Zaccardo
Senior Vice President, General Counsel and Corporate Secretary
Accretive Health, Inc.
401 North Michigan Avenue
Suite 2700
Chicago, Illinois 60611
(Name and Address of Agent For Service)
(312) 324-7820
(Telephone Number, Including Area Code, of Agent For Service)
  _____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	17,000,000 shares (2)	$2.37 (3)	$40,290,000 (3)	$4,670 (4)
(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
This Registration Statement on Form S-8 covers 17,000,000 additional shares of common stock, par value $0.01 per share, of Accretive Health, Inc. available for issuance pursuant to awards under the registrant’s Second Amended and Restated 2010 Stock Incentive Plan (the “Plan”).

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant’s Common Stock as reported on the OTC Markets Group, Inc. on December 12, 2016.

(4)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. Registration Statements on Form S-8 have been filed previously on November 19, 2010 (File No. 333-170718) and August 20, 2015 (File No. 333-206482) covering an aggregate of 29,374,756 shares of common stock reserved for issuance pursuant to awards under the Plan.

EXPLANATORY NOTE

Accretive Health, Inc. (the “registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 17,000,000 additional shares of common stock, $0.01 par value per share, of the registrant (the “Common Stock”) under the registrant’s Second Amended and Restated 2010 Stock Incentive Plan (the “Plan”).  In accordance with General Instruction E of Form S-8, and only with respect to the Common Stock being registered under the Plan, this Registration Statement hereby incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-170718, filed by the registrant with the Commission on November 19, 2010, relating to the registrant’s 2010 Stock Incentive Plan, and (ii) the Registration Statement on Form S-8, File No. 333-206482, filed by the registrant with the Commission on August 20, 2015, relating to the registrant’s Amended and Restated 2010 Stock Incentive Plan, except (x) to the extent not superseded hereby and (y) for Item 8, Exhibits, with respect to which the Exhibit Index immediately preceding the exhibits attached hereto is incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents, which have been filed by the registrant pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are on file with the Commission (Commission File No. 001-34746) and are incorporated in this registration statement by reference:
(a)The registrant’s latest Annual Report on Form 10-K for the year ended December 31, 2015 (as amended).

(b)The registrant’s Current Reports on Form 8-K filed on February 16, 2016; April 25, 2016; May 26, 2016; June 29, 2016; September 9, 2016; September 16, 2016; October 5, 2016; and December 12, 2016.

(c)The description of the securities contained in the registrant’s registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 8. Exhibits.
The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on this 14th day of December, 2016.
ACCRETIVE HEALTH, INC.

By: /s/ Joseph Flanagan
Joseph Flanagan
President, Chief Executive Officer and
Chief Operating Officer

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Accretive Health, Inc., hereby severally constitute and appoint Joseph Flanagan, Christopher Ricaurte, Daniel Zaccardo and Howard Norber, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Accretive Health, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Flanagan Joseph Flanagan	President, Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)	December 14, 2016

/s/ Christopher Ricaurte Christopher Ricaurte	Chief Financial Officer and Treasurer (Principal Financial Officer)	December 14, 2016

/s/ Richard Evans Richard Evans	Principal Accounting Officer	December 14, 2016

/s/ Steven J. Shulman Steven J. Shulman	Chairman of the Board	December 14, 2016

/s/ Charles J. Ditkoff Charles J. Ditkoff	Director	December 13, 2016

/s/ John B. Henneman III John B. Henneman III	Director	December 14, 2016

/s/ Joseph R. Impicciche Joseph R. Impicciche	Director	December 14, 2016

/s/ Alex J. Mandl Alex J. Mandl	Director	December 14, 2016

/s/ Neal Moszkowski Neal Moszkowski	Director	December 14, 2016

/s/ Ian Sacks Ian Sacks	Director	December 14, 2016

/s/ Anthony J. Speranzo Anthony J. Speranzo	Director	December 14, 2016

INDEX TO EXHIBITS

Number	Description
5.1	Opinion of Kirkland & Ellis LLP, counsel to the Registrant
10.1*	Second Amended and Restated 2010 Stock Incentive Plan
23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Power of attorney (included on the signature pages of this registration statement)

*
Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-34746) filed with the Securities and Exchange Commission on December 12, 2016 and incorporated herein by reference.